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                                                                     Exhibit 4.9

                                   SPECIMEN

                                MOTOROLA, INC.
                    6 1/2% Debenture Due November 15, 2028

Number R-1                                                CUSIP NO.: 620076 AP 4

     Unless and until this certificate is exchanged in whole or in part for Debentures in definitive registered form, this Debenture may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to its nominee or by its nominee to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository. Any certificate issued in exchange herefor shall be registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment in respect hereof shall be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC).

     MOTOROLA, INC., a Delaware corporation (the "Issuer", which term includes any successor corporation under the Senior Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, the principal sum of FOUR HUNDRED FORTY-FIVE MILLION DOLLARS on November 15, 2028, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on May 15 and November 15 of each year, commencing May 15, 1999, on the original principal amount hereof at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the May 15 or the November 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures (as defined below) or duly provided for, in which case from November 23, 1998, until payment of the principal amount hereof has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed by first class mail to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after May 1 or November 1 as the case may be, and before the following May 15 or November 15, this Debenture shall bear interest from such May 15 or November 15; provided, that if the Issuer shall default in the payment of interest due on such May 15 or November 15, then this Debenture shall bear interest from the next preceding May 15 or November 15, to which interest has been paid or duly provided for or, if no interest has been paid on the Debentures or duly provided for, from November 23, 1998. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Senior Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such May 15 or November 15. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
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     Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Senior Indenture referred to on the reverse hereof by manual signature.

     IN WITNESS WHEREOF, Motorola, Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                                    MOTOROLA, INC.


                                    By:
                                       -----------------------
                                    Its:
                                       -----------------------

ATTEST:



---------------------------
Its:
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TRUSTEE'S CERTIFICATE
OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Senior Indenture.

HARRIS TRUST AND SAVINGS BANK,
as Trustee

By:
    -----------------------
Its:
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

                             [REVERSE OF DEBENTURE]

                                 MOTOROLA, INC.
                     6 1/2% Debenture due November 15, 2028

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a Senior Indenture dated as of May 1, 1995 (herein called the "Senior Indenture"), duly executed and delivered by the Issuer to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Senior Indenture. This Debenture is one of a series designated as the 6 1/2% Debentures due November 15, 2028 (the "Debentures") of the Issuer, limited in aggregate principal amount at maturity to $445,000,000.

     Except as otherwise provided in the Senior Indenture, this Debenture will be issued in global form only registered in the name of the Depositary or its nominee. This Debenture will not be issued in definitive form, except as otherwise provided in the Senior Indenture, and ownership of this Debenture shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

     In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

     The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each Security affected thereby,
(i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Senior Indenture and no provision of this Debenture or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the issuer may from time to time designate, and in the manner and subject to the limitations provided in the Senior Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     The Debentures shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time (each a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of their principal amount and
(ii) the sum, as determined by the Independent Investment Banker, of the present values of the principal amount and the remaining scheduled payments of interest on the Debentures to be redeemed (exclusive of interest accrued to such Redemption Date), discounted from the scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus, in each case, accrued but unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Debentures that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the holders of such Debentures registered as such at the close of business on the relevant record date according to their terms and the provisions of the Senior Indenture.

     Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each holder of Debentures to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Debentures (or portion thereof) to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set






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forth in the Senior Indenture are satisfied, then on and after such date, interest will cease to accrue on the Debentures called for redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures to be redeemed.

     "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Merrill Lynch Government Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated together with their affiliates and their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Debentures, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such Redemption Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     The Debentures are not entitled to any sinking fund.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject


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

to the limitations provided in the Senior Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

     This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     Terms used herein which are defined in the Senior Indenture shall have the respective meanings assigned thereto in the Senior Indenture.

                                  *   *   *  *

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

FOR VALUE RECEIVED, the undesigned hereby sell(s), assign(s) and transfer(s) unto:


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    (Please insert social security or other identifying number of assignee)



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     (Please print or type name and address including zip code of assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated:                     Signed:
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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee:

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